Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                                       OF

                                 SMARTPROS LTD.
                      (PURSUANT TO SECTIONS 228 AND 242 OF
                      THE DELAWARE GENERAL CORPORATION LAW)

                           --------------------------

         SmartPros Ltd. ("Company"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL") does hereby certify that:

         1. The name of the Company is SmartPros Ltd.

         2. The Board of Directors of the Company, by unanimous written consent pursuant to Section 141(f) of the DGCL, duly adopted resolutions setting forth an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), declaring such amendment to be advisable and recommended that the amendment be put to a vote of the Company's stockholders, that the issued shares of the Company's Common Stock on the date hereof shall be immediately, upon the filing of this Certificate of Amendment, combined into a smaller number of shares of Common Stock in the ratio of 0.5169925 new shares for 1 old share.

         3. To accomplish the foregoing, Article Fourth of the Certificate of Incorporation is hereby amended by inserting the following paragraph immediately after the first paragraph thereof:

                     "As  of  the  filing  date  of  this  Certificate  of
            Amendment (the "Effective Time"), each share of the Corporation's Common Stock issued immediately prior to the date hereof (the "Old Common Stock"), will be automatically reclassified as and converted into 0.5169925 new shares of Common Stock (the "New Common Stock"). No fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Corporation's transfer agent, as agent for, the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the date hereof, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common


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             Stock into which the shares of Old Common  Stock  represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above); PROVIDED, HOWEVER, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above."

         4. That this Certificate of Amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL. Prompt written notice of the adoption of the Amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the DGCL.

         5. This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

         Executed on this 10th day of September, 2004.


                                   SmartPros Ltd.


                                   By: /s/ WILLIAM K. GROLLMAN
                                       -----------------------------
                                           William K. Grollman
                                           President and Secretary